UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2026

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Rte. 17 North, Ste. 800, Rutherford, NJ	07070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 842-7715

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below to see if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GCTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 12, 2026, Glucotrack, Inc. (the “Company”), held a special meeting of its stockholders (the “Special Meeting”). As of January 28, 2026, the record date for the Special Meeting, there were 1,011,279 shares of common stock, par value $0.001 per share of the Company (the “Common Stock”), issued and outstanding, entitled to 1,011,279 votes in the aggregate. Of the 1,011,279 votes that were eligible to be cast by the holders of Common Stock at the Special Meeting, 446,348 votes, or approximately 44.1% of the total, were represented at the meeting in person or by proxy, constituting a quorum. The proposals listed below are described in more detail in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on February 9, 2026 (the “Proxy Statement”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Proxy Statement. A summary of the proposals presented to and considered by the stockholders of the Company and the voting results at the Special Meeting are set forth below:

The Nasdaq Stock Issuance (ELOC) Proposal - To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance of shares of Common Stock, to Sixth Borough Capital Fund, LP (“Sixth Borough”), pursuant to that certain purchase agreement, dated September 11, 2025, by and between the Company and Sixth Borough (the “Purchase Agreement”), which shares may represent more than 20% of the Company’s issued and outstanding Common Stock as of the date of the Purchase Agreement. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
126,610	18,261	7,846	293,631

The Nasdaq Stock Issuance (Warrants) Proposal - To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance of shares of Common Stock issuable upon the exercise of 2,067,182 common warrants to purchase Common Stock, issued to the investor (the “Investor”) in a private placement that closed on December 31, 2025 (the “Private Placement”).

In accordance with Nasdaq Listing Rule 5635 and IM-5635-2, “Interpretative Material Regarding the Use of Share Caps to Comply with Rule 5635,” 100,591 shares of Common Stock that were issued upon exercise of pre-funded warrants issued in connection with the Private Placement prior to the record date were not entitled to vote such shares (the “Excluded Shares”) with respect to the Nasdaq Stock Issuance (Warrants) Proposal. Any votes cast “FOR” the Nasdaq Stock Issuance (Warrants) Proposal attributable to any of the Excluded Shares were disregarded for purposes of determining whether the proposal was approved. To comply with Nasdaq rules, we instructed the inspector of elections to conduct separate tabulations that subtract the Excluded Shares from the total number of shares voted in favor of this proposal to determine whether the proposal had been adopted in accordance with applicable Nasdaq rules, which require a majority of the shares of Common Stock that are present or represented by proxy at the Special Meeting and entitled to vote on such proposal (other than the votes required to be excluded in accordance with Nasdaq rules) to be voted in favor of the applicable proposal. Accordingly, The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Excluded Shares
26,134	18,151	7,841	293,631	100,591

The Auditor Ratification Proposal - To ratify the previous appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the year ended December 31, 2025. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
431,871	4,108	10,369	—

The Adjournment Proposal - To adopt and approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if it is determined by the Company that more time is necessary or appropriate to approve the Nasdaq Stock Issuance (ELOC) Proposal, the Nasdaq Stock Issuance (Warrants) Proposal, or the Auditor Ratification Proposal at the Special Meeting (the “Adjournment Proposal”). The Adjournment Proposal was not presented at the Special Meeting since the Nasdaq Stock Issuance (ELOC) Proposal, the Nasdaq Stock Issuance (Warrants) Proposal, and the Auditor Ratification Proposal each received sufficient favorable votes to be adopted.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2026

GLUCOTRACK, INC.

	By:	/s/ Paul Goode
	Name:	Paul Goode
	Title:	Chief Executive Officer